Exhibit 10.3

LOAN SECURITY AND SERVICE AGREEMENT

            Loan, Security and Service Agreement ("Agreement") made this 31st day of March 2003 between OAK ROCK FINANCIAL, LLC ("Lender"), having an address at 3900 Veterans Memorial Highway, Suite 351, Bohemia, NY 11716 and ADVANCED CELLULAR TECHNOLOGY, INC. d/b/a GATEWAY ACCEPTANCE ("Borrower"), a California corporation having its principal place of business at 225 Shoreline Blvd., Suite 100, Redwood City, CA 94065.

RECITAL

            Borrower desires to obtain loans from Lender from time to time on a secured basis, and Lender has agreed to do so, subject to and upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the Recital and the mutual covenants herein contained, Lender and Borrower agree as follows:

            1.         REVOLVING LOAN

                        1.1       Amount of Revolving Loan.

                                    (a)        During the term of this Agreement, provided there has not occurred an Event of Default hereunder (as hereinafter defined) or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default hereunder, Lender will provide in its sole and absolute discretion, at one time or from time to time, at the request of Borrower, loans to Borrower on a revolving basis (the "Revolving Loan") in an aggregate amount up to Borrower's Advance Limit (as hereinafter defined) from time to time in effect, which Revolving Loan shall be payable at the earlier of (i) fifteen (15) calendar days from demand by Lender or (ii) such other time as provided in this Agreement.  If the outstanding amount of the Revolving Loan shall exceed the Advance Limit at any time, such excess shall be deemed secured by the "Collateral" (as hereinafter defined) and shall be subject to the terms of this Agreement.

                                    (b)(i)  Definition of Advance Limit.   The term "Advance Limit" shall mean the amount of the Revolving Loan which Lender may, in its sole and absolute discretion, from time to time make to Borrower, up to the lesser of One Million Dollars ($1,000,000.00) or 80% of the principal amount of Borrower's "Eligible Receivables" (as hereinafter defined).

                                    (ii)  Lender shall have the right, from time to time, in its sole and absolute discretion, to increase or decrease the amount of the Advance Limit; and

the Revolving Loan advanced on the basis thereof shall nevertheless be secured by the Collateral and subject to the terms of this Agreement.

                                    (iii)  If at any time the Obligations (as hereinafter defined) exceed the dollar amount specified in section 1.1(b)(i) above or if the ratio of Obligations to Eligible Receivables (as hereinafter defined) exceeds the percentage specified in section 1.1(b)(i) above, Borrower shall, upon notification of such fact by Lender, forthwith pay to Lender such amount as will reduce the Obligations to the foregoing dollar amount or percentage of Eligible Receivables.

                                    (c)        Definitions of "Receivables", "Eligible Receivables", "Goods", "Military Allotment Accounts", "Account Debtor", and "Military Account Debtor".

                                    (i)         The term "Receivables" shall mean all accounts, accounts receivable, contract rights, chattel paper (whether tangible of electronic), leases and general intangibles as defined in the Uniform Commercial Code of New York, as amended, or of such other state the law of which may be applicable, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower and all rights of Borrower to receive payment or any other consideration, including without limitation, consumer obligations, consumer installment contracts, revolving credit obligations and agreements, payment intangibles, invoices, contract rights, choses-in-action, notes, drafts, acceptances, instruments, leases and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, governmental or taxing authority, corporation or any other entity, including intercompany accounts and notes receivable, all documents, contracts, invoices and instruments evidencing or constituting the same, all security therefor, and all Borrower's rights to goods, sold or unsold (whether delivered, undelivered, in transit, returned, rejected by, or repossessed from customers), which may be represented thereby, whether now existing or hereafter arising, together with all proceeds and products of any and all of the foregoing.  Receivables shall include any of the foregoing now existing or hereafter created by Borrower or acquired by Borrower from others.

                                    (ii)        The term "Eligible Receivables" shall mean the Receivables (a) as to which Borrower has furnished to Lender adequate information at such times and in such form as has been or, from time to time may be requested by Lender to permit Lender to accept the Receivable as an Eligible Receivable, and (b) which meet all of the following criteria on the origination date of the said Receivables and continuing thereafter until collected, and (c) which are in all other respects acceptable to Lender in its sole and unrestricted discretion:

                                    (a)        Borrower is the sole owner of the Receivables, and has not sold, assigned, mortgaged or hypothecated, nor released from Lender's security interest, all or any portion thereof, nor are they subject to any claim, lien or security interest of any persons or entities, including without limitation the United States of America, any state, city, town, county, or other local governing unit, or any agencies, authorities, or instrumentalities thereof, except as disclosed on Schedule 5 annexed hereto and made part hereof;

                                    (b)        The Receivables shall be valid and legally enforceable, owing to Borrower for the performance of services or the sale of goods arising in the ordinary course of business, whether by Borrower or by others, for which Borrower has delivered, or, at the time of origination of the said Receivables, if required by Lender, will deliver to Lender invoices, billings and shipping documents and other documents evidencing the obligation to pay the Receivables;

                                    (c)        No financing statement covering any Receivables or the proceeds thereof is on file in any public office except in favor of Lender, and neither Borrower nor Lender has received any notice of any proposed acquisition of a Receivable or security interest therein, except as disclosed in Schedule 5 annexed hereto and made part hereof;

                                    (d)        The Account Debtors (as hereinafter defined) obligated thereon who have not commenced making their respective installment payments shall remain less than one (1) payments contractually delinquent; the Account Debtors who have commenced making their respective installment payments shall remain less than two (2) payments contractually delinquent.

                                    (e)        The Receivables are not subject to any offsets, credits, allowances, counterclaims or adjustments due the Account Debtor except usual and customary prompt payment discounts, nor has the Account Debtor returned the goods or indicated any dispute or complaint concerning the goods;

                                    (f)         Borrower has not received any notice, nor has it any knowledge of any facts, which adversely affect the credit of the Account Debtor; and

                                    (g)        Lender has not notified Borrower that either the Receivable or the Account Debtor is not an Eligible Receivable.

                                    (h)        No petition under the Bankruptcy Act or any similar federal or state statute or a petition for receivership or assignment for the benefit of creditors has been filed by or against the Account Debtor or its property.

                                    (iii)       The term "Goods" shall mean, in addition to the definition thereof contained in the Uniform Commercial Code of the State of New York, as amended consumer goods, machinery and equipment, furniture, furnishings and fixtures, farm products and inventory (including without limitation, all goods intended for sale or lease, or to be furnished under contracts of service, work in process and raw materials, and all materials and supplies of every nature used or usable in connection with the packing, shipping, advertising, selling, leasing for furnishing of such goods), all substitutions, accretions, component parts, replacement parts, replacement thereof and additions thereto, as well as all accessories, motors, engines, auxiliary parts used in connection with or attached thereto and any packing material in which such Goods may be contained, now owned or hereafter created or acquired and wherever located;

                                    (iv)       The term "Military Allotment Account" shall mean the account of a Military Account Debtor (as hereinafter defined) for which a payroll allotment is initiated by the Military Account Debtor to provide for the payment of the Military Account Debtor's monthly obligation to Borrower.

                                    (v)        The term "Account Debtor" shall mean a person (other than Borrower or a guarantor of the Obligations of Borrower) who is obligated on a Receivable.

                                    (vi)       The term "Military Account Debtor" shall mean an Account Debtor who is a member of the United States Armed Forces.

                        1.2       Interest Rate.   The Revolving Loan shall bear interest during each calendar month at a fluctuating interest rate per annum equal at all times to the greater of eleven and one-quarter percent (11.25%) or seven percentage points (7.0%)above the published Wall Street Journal prime lending rate of interest in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in such published prime rate.  In no event shall the interest be higher than the maximum lawful rate.  Interest shall be calculated on a daily basis upon the unpaid balance with each day representing 1/360th of a year.

                        1.3       Omitted.

                        1.4       Payment of Interest.    Lender shall send Borrower an invoice for interest on the Revolving Loan at the end of each calendar month.  Interest shall be due and payable upon Borrower's receipt of said invoice.  Any failure or delay by Lender in presenting invoices for interest payments shall not discharge or relieve

Borrower of the obligation to make such interest payments.  Lender may, at its option compute the interest due from Borrower and (a) debit Borrower's account with Lender for the amount of interest due, or (b) add the amount of interest due to the Revolving Loan balance as of the last day of the preceding month, or at any time thereafter, and said interest shall become part of the principal balance owing.

                        1.5       Services of Lender and Service Charges.

                                    (a)        Lender shall provide installment payment books or periodic statements to Account Debtors and shall post all payments received from Account Debtors to Borrower's account.  Lender shall provide Borrower with periodic reports regarding assigned Collateral and the aging thereof, Account Debtor delinquencies, advances made to Borrower and interest thereon, and the application of collections of Receivables.

                                    (b)        Borrower shall pay to Lender a one-time $7.50 set up fee for each Receivable and shall thereafter pay a monthly service charge to Lender of $.50 for each Receivable.  Any Receivable which has a balance which is not equal to zero shall be considered an active account for the purpose of computing the service charge.

            2.         SECURITY INTEREST

                        2.1       Security Interest.

                                    (a)        As collateral security for (i) the due and punctual payment of the Revolving Loan, all interest thereon, and any and all extensions, renewals, substitutions and changes in form thereof; (ii) all Obligations (as hereinafter defined); and (iii) all costs and expenses incurred or paid by Lender to enforce its rights pursuant to this Agreement, the Relevant Documents (as hereinafter defined) or otherwise (including without limitation outside or in-house attorneys' fees), Borrower hereby pledges, transfers, assigns, sets over and grants to Lender a first priority and continuing security interest in the Collateral (as hereinafter defined) wherever located and whether now existing or hereafter created or acquired by Borrower, except as may be set forth on Schedule 5 annexed hereto and made part hereof.

                                    (b)        Lender shall be under no obligation to proceed against any or all of the Collateral before proceeding to collect the Revolving Loan and Obligations directly from Borrower or any guarantor of Borrower.

                        2.2       Continuation of Security Interest.  The security interest granted in this Agreement shall continue in full force and effect until Borrower has fully paid and discharged all of the sums referred to in Subsection 2.1(a) hereof and until this Agreement is terminated.

                        2.3       Definitions of "Obligations", "Relevant Documents" and "Collateral".

                                    (a)        The term "Obligations" shall mean all indebtedness, obligations, liabilities, and agreements of every kind and nature of Borrower to or with Lender (including but not limited to the Revolving Loan) and to or with any affiliate of Lender, or of any guarantor of Borrower's indebtedness, obligations, liabilities and agreements to or with Lender, or to, or with any affiliate of Lender, now existing or hereafter arising or acquired, and now or hereafter contemplated, pursuant to this Agreement, the Relevant Documents (as hereinafter defined) or otherwise, whether in the form of financing, letters of credit, bankers acceptances, guarantees, loans, interest, charges, overdrafts, expenses or otherwise, direct or indirect including without limitation any participation or interest of Lender or of an affiliate of Lender in any obligations of Borrower to others, acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, matured or unmatured, primary or secondary, due or to become due, liquidated or unliquidated, secured or unsecured, arising by operation of law or otherwise, including without limitation any future advances, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, the other sums and charges to be paid to Lender pursuant to any other sections of this Agreement, and all interest and late charges on any of the foregoing.  "Obligations" shall further include all charges and fees that Lender may have incurred in filing public notices and any local taxes relating thereto, all costs and expenses  (including outside or in-house attorneys' fees) incurred by Lender in efforts made to enforce payment or to otherwise effect collection of any Collateral, in protecting, maintaining, preserving, enforcing or foreclosing the pledge, lien and security interest in Collateral of Lender hereunder, and in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower, through judicial proceedings or otherwise, all of which Borrower agrees to pay as provided herein.  If Lender shall become liable to the United States of America in relation to wages of employees of Borrower by virtue of Section 3505 of the Internal Revenue Code of 1954 (as added by Section 105 of the Federal Tax Lien Act of 1966), whether or not such amount has been paid by Lender, such amount shall be an Obligation by Borrower to Lender hereunder.  Borrower authorizes Lender to pay any such amount to the United States of America on behalf of Borrower, but Lender shall not be obligated to do so or continue to do so.  Borrower authorizes Lender to pay to any landlord on behalf of Borrower the amount of any statutory landlord's lien on premises on which or in the contents of which Lender has an interest.

                                    (b)        The term "Relevant Documents" shall mean any and all documents and instruments now or hereafter executed or delivered by Borrower or any guarantor of Borrower to Lender pursuant or incident to this Agreement or otherwise.

                                    (c)        The term "Collateral" shall mean the following, whether now or hereafter existing or created or now or hereafter acquired by Borrower:

                                                (i)         Borrower's Receivables, as defined herein;

                                                (ii)        Borrower's Goods, as defined herein;

                                                (iii)       Any claims of Borrower against third parties for payment of any Receivable or for loss or damage thereto, or destruction thereof, and all documents of title, insurance policies, certificates of insurance, insurance proceeds, securities, chattel paper, and other documents and instruments evidencing or pertaining to any of the foregoing; and all files, correspondence, computer programs, tapes, discs and related data processing software owned by Borrower, or in which Borrower has an interest, which contain information identifying, referring to or relating to any one or more of the items referred to in this Section 2.3(c), or to any Account Debtor, which information shows the amounts owed by each, payments made thereon, or otherwise is necessary or helpful in the realization thereon or the collection thereof;

                                                (iv)       Any and all moneys, securities, drafts, notes, items, contract rights, leases, personal property and general intangibles (including, without limitation, all customer lists, credit files, supplier lists, catalogs, formulations, manufacturing procedures, quality control procedures, product specifications, sales materials, records and service marks, brand names, patents, patent rights, patent applications, corporate names, franchises, copyrights, licenses, permits, processes, trademarks, trademark rights, trade names, trade name rights, trade styles, and trade secrets, together with the goodwill of Borrower thereby represented);

                                                (v)        All other property of Borrower, now or hereafter held or received by or in transit to Lender from or for Borrower, or which may now or hereafter be in the possession of Lender, or as to which Lender may now or hereafter control possession, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of Borrower, on the books of Lender or on the books of any affiliate of Lender, and all rights and remedies which Borrower might exercise with respect to any of the foregoing but for the execution of this Agreement;

                                                (vi)       All renewals, substitutions, profits, accessions, accessories, replacements, additions, proceeds and products of, to or for the Collateral, including without limitation, the proceeds of any  Receivable, without regard to whether it is an Eligible Receivable; and

                                                (vii)      All property securing the obligations of any guarantor of Borrower.

                        2.4       Delivery of Collateral.      Upon written notice to Borrower, Borrower shall, at its expense promptly deliver any or all Collateral not otherwise in the possession or control of Lender to such place as Lender may designate.

                        2.5       Authorization to File Financing Statements.   Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of New York as amended from time to time (“NYUCC”), or any other Uniform Commercial Code jurisdiction; or (ii) as being of equal or lesser scope with greater detail, and (b) contain any other information required by part 5 of Article 9 of the NYUCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower.  Borrower agrees to furnish any such information to Lender promptly on request.  Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

                        2.6       Other Actions.   Further to insure the attachment, perfection and first priority of, and the ability of Lender to enforce Lender’s security interest in the Collateral, Borrower agrees, in each case at Borrower’s expense, to take the following actions with respect to the following Collateral:

                                    (a)        Instruments, Promissory Notes, Documents and Tangible Chattel Paper.   If Borrower shall at any time hold or acquire any instruments, promissory notes, documents or tangible chattel paper, Borrower shall forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify.  Borrower will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper.

                                    (b)        Collateral in the Possession of a Bailee.   If any goods are at any time in the possession of a bailee, Borrower shall promptly notify Lender thereof and, if requested by Lender, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender and shall act upon instructions of Lender, without further consent of Borrower.

                                    (c)        Electronic Chattel Paper and Transferable Records.   If Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify Lender thereof and, at Lender’s request, shall take such action to vest in Lender control, under §9-105 of the NYUCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

                                    (d)        Commercial Tort Claims.   If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

                                    (e)        Other Actions as to any and all Collateral.   Borrower further agrees to take any other action reasonably requested by Lender to insure the attachment, perfection and first priority of, and the ability of Lender to enforce Lender’s security interest in any and all of the Collateral, including without limitation (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Borrower’s signature thereon is required therefor, (b) causing Lender’s name to be noted as a secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce Lender’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any

Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce Lender’s security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation, any consent of any licensor, lessor or other person on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

            3.         REPRESENTATIONS AND WARRANTIES

                        Borrower, knowing and intending that Lender shall rely thereon in making the loans contemplated by this Agreement, hereby represents, covenants and warrants to Lender  (which representations, covenants and warranties shall be deemed to be incorporated by reference in each confirmatory assignment submitted by Borrower to Lender and shall in any event be deemed to be repeated and confirmed with respect to each Receivable as it is created or otherwise acquired by Borrower) that:

                        3.1       Organization and Qualification.

                                    (a)        Borrower is and will continue to be duly organized and validly existing and in good standing under the laws of the State in which Borrower is organized, and is and will continue to be qualified and in good standing in all jurisdictions wherein the character of the property owned or the nature of the business transacted by Borrower makes licensing or qualification as a foreign entity necessary.

                                    (b)        A true, accurate and complete copy of Borrower's valid resolution authorizing the transactions contemplated herein, and Borrower's certificate of incorporation and by-laws all as in effect on the date hereof and certified by the Secretary of Borrower, has been delivered to Lender.

                                    (c)        Borrower has previously delivered to Lender a certificate signed by Borrower and entitled “Perfection Certificate” (the “Perfection Certificate”) annexed hereto.  Borrower represents and warrants to Lender as follows:  (i) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the first and signature pages hereof;  (ii) Borrower is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate;  (iii) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none;  (iv) the perfection Certificate accurately sets forth Borrower’s place of business or, if more than one, its chief executive office as well as Borrower’s mailing address if different; (iv) the Perfection Certificate accurately sets forth the location of all Collateral; and (v) all other information set forth in the Perfection Certificate pertaining to Borrower is accurate and complete.  Borrower shall promptly notify Lender in writing if any of the information set forth in the Perfection Certificate has changed and the nature of such change.

                        3.2       Due Authorization; No Default; Compliance with Law.

                                    (a)        The execution, delivery and performance by Borrower of this Agreement and the Relevant Documents have been duly authorized by all necessary action on the part of Borrower; are not inconsistent with its certificate of incorporation, by-laws and other governing documents; do not contravene any law, governmental rule, regulation or order applicable to Borrower; and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument or any order, writ, injunction or decree to which Borrower is a party or by which it or its properties or assets are bound.

                                    (b)        This Agreement and the Relevant Documents, upon their execution and delivery will constitute the legal, valid and binding agreements of Borrower, enforceable in accordance with their terms.

                                    (c)        Borrower's conduct of its business, and all documents and procedures used by Borrower in the conduct of its business, comply in all respects with any and all federal, state or local laws and regulations applicable thereto.  At Lender's request, Borrower shall provide to Lender an opinion letter from counsel in each jurisdiction where Borrower enters into or acquires retail installment contracts, consumer obligations, revolving credit obligations and agreements, leases, or other loan, credit or financing agreements, that such contracts or agreements are valid and enforceable, and do not violate any federal, state or local laws or regulations.  The substance of each opinion letter shall be satisfactory to Lender's counsel in its sole discretion.

                        3.3       No Governmental Consent Necessary.   No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any governmental authority or agency is required with respect to the execution, delivery and performance by Borrower of this Agreement and the Relevant Documents.

                        3.4       No Proceedings.   There are no actions, suits, or proceedings pending or threatened against or affecting Borrower in any court or before any governmental commission, board or authority.

                        3.5       Financial Statements.

                                    (a)        Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender to induce it to enter into this Agreement, and to continue to provide financing under this Agreement or otherwise in connection herewith, now do and hereafter will truly and accurately represent the financial condition of Borrower as at the respective dates thereof and the results of its operations for the periods for which the same are furnished to Lender.  All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects.  All such financial statements and other information have been prepared, or will have been prepared at the time of issuance, in accordance with generally accepted accounting principles consistently applied during all periods by certified public accountants acceptable to Lender.

                                    (b)        Except as shown on the most recent financial statements which have been delivered to Lender and as set forth on Schedule 1 attached hereto and made part hereof, Borrower and any guarantors of Borrower have no other liabilities as of the date hereof.

                        3.6       Borrower's Solvency; Changes in Financial Condition.   Borrower and all guarantors of Borrower's Obligations are solvent and will remain so and have induced Lender to make advances hereunder upon the written representations of Borrower and the guarantors of Borrowers concerning their financial responsibility, which they agree to renew in writing to Lender upon request from time to time, but in any event not less than once each year.  No federal tax lien has been assessed against Borrower or a guarantor of Borrower which remains unpaid and undischarged.  Borrower is not and will not be during the term of this Agreement in default to the United States of America or to any state in payment or deposit of any withholding taxes or F.I.C.A. taxes, and will furnish proof in respect thereto on request.   There has been no material change in the financial condition of Borrower or of any guarantors of Borrowers since the date of their last financial statements which have been delivered to Lender and are listed on Schedule 1 attached hereto and made part hereof.

                        3.7       Receivables.

                                    (a)        Any list or schedule of Receivables delivered by Borrower to Lender at any time shall be complete and shall contain an accurate aging of the Receivables listed.

                                    (b)        At the time any Receivable becomes subject to a security interest in favor of Lender, said Receivable shall be a good and valid account representing an undisputed, unconditional bona fide indebtedness incurred by the Account Debtor named therein for merchandise sold and delivered, or if so indicated in the papers delivered to Lender, sold and shipped, or sold and held subject to delivery instructions, or for services theretofore fully performed by Borrower for said Account Debtor, or for money loaned by Borrower to said Account Debtor.  There are and shall be no set-offs or counterclaims or rights of recoupment against any such Receivable; no agreement under which any deduction or discount may be claimed shall have been made with Borrower on any such Receivable except as indicated in a written list, statement, or invoice furnished to Lender; and Borrower shall be the lawful owner of each such Receivable and shall have the right to subject the same to a first and prior security interest in favor of Lender, without limitation by any agreement or document to which Borrower is a party or by which it is bound.  No such Receivable shall have been or shall thereafter be sold, assigned or transferred to any person other than Lender or in any way encumbered except to Lender and no other person shall have proceeds claims thereto, and Borrower shall defend the same against the claims and demands of all persons.

                                    (c)        All statements made and all unpaid balances appearing in the invoices, documents and instruments representing or constituting any Receivable or in the title retention or security agreement accompanying such Receivable, and the nature of the transaction as indicated, are true and correct and are in all respects what they purport to be.  All signatures and endorsements appearing thereon are genuine and all signatories and endorsers have full capacity to contract.

                        3.8       Value of Goods.   Borrower's Goods now are and shall continue to be usable or saleable in the ordinary course of its business.  Obsolete Goods, Goods below standard quality and Goods in the process of repair have been written down to realizable market value on Borrower's balance sheet, or adequate reserves have been provided therefor, and the values carried on the balance sheet are set at the lower of cost or market, in accordance with generally accepted accounting principles consistently applied.

                        3.9       Taxes and Assessments.   Borrower has paid and discharged when due, and shall continue to pay and discharge when due, all taxes,

assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessments and other charges have become due. Borrower has filed all tax returns, federal, state, and local, and all related information, required to be filed by it.

                        3.10     Location of Collateral.  Schedule 2 to this Agreement accurately lists (a) all lessors of property leased by Borrower; (b) all mortgagees of property owned by Borrower; and (c) all premises where Collateral is or will be located.  Borrower will not remove any Collateral, or cause or suffer any Collateral to be removed, from the premises listed on Schedule 2 except in the ordinary course of Borrower's business or with Lender's prior written consent.

                        3.11     Other Liens.   Borrower has good and marketable title to and owns all of the Collateral free and clear of any and all liens, encumbrances or security interests whatsoever, except (i) those encumbrances created pursuant to this Agreement; and (ii) those encumbrances set forth on Schedule 5 annexed hereto and made part hereof.  None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent pursuant to Borrower's doing of the same to Lender.

                        3.12     Books and Records.   Borrower maintains its books and records at the address set forth in Schedule 4 annexed hereto and made part hereof.

                        3.13     Representations, Covenants, Warranties, and Statements True, Accurate and Complete.

                                    (a)        None of the representations, covenants, warranties or statements made to Lender in, or in connection with, this Agreement or the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make such statements true and correct in light of the circumstances in which they are or will be made.

                                    (b)        All representations, covenants, warranties, representations, and statements made herein or in the Relevant Documents by Borrower are, and will be true, and accurate at all times.

                        3.14     Names; Locations of Offices.  Schedule 4 annexed hereto and made part hereof sets forth a complete and accurate list of:

                                    (a)        All names by which Borrower now is known or under which Borrower now is conducting business, including without limitation, all trade names, and all names by which Borrower has been known or under which Borrower has conducted business during the past ten years, including without limitation, all trade names; and

                                    (b)        All offices and locations from which Borrower conducts any of its business or operations and its chief executive office if it has more than one place of business.

            4.         AFFIRMATIVE COVENANTS

                        Borrower covenants and agrees that it will pay all Obligations when due.  Until payment in full of all Obligations and the termination of this Agreement, Borrower covenants and agrees that it will:

                        4.1       Notify Lender.   Promptly notify Lender if any one or more of the representations and warranties made by Borrower in this Agreement or in any Relevant Documents shall no longer be entirely true, accurate and complete, or upon the occurrence of an Event of Default (as hereinafter defined).

                        4.2       Pay Taxes and Liabilities.   Promptly pay when due all indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to any party however created, incurred, evidenced, acquired, arising or payable, including income, sales and excise taxes with respect to Borrower's income, or to any of the Collateral, or to any wages or salaries paid or payable by Borrower or otherwise.

                        4.3       Observe Covenants etc.   Observe, perform and comply with the covenants, terms and conditions of this Agreement, the Relevant Documents and any other agreement or document entered into between Borrower and Lender or any affiliate of Lender.

                        4.4       Maintain Corporate Existence and Qualifications.   Maintain and preserve, in full force and effect, its existence and rights, franchises, licenses and qualifications necessary to continue its business, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business.

                        4.5       Information and Documents to be Furnished to Lender.

                                    (a)        Borrower shall notify Lender if any Receivable includes any tax due to any governmental taxing authority.  If a Receivable includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its discretion, to pay the amount thereof for the account of Borrower and to charge the amount of such payment to the Revolving Loan.

                                    (b)        Lender shall have the right at any time and from time to time to request from obligors indebted on Receivables, in the name of Borrower or in the name of Lender's or Borrower's accountants, information concerning any Receivable and the amounts owing thereon.  Borrower agrees to maintain books and records pertaining to Collateral in such detail, form, and scope as Lender shall require and to promptly notify Lender of any change of name or address of Borrower or of the legal form of entity of Borrower, or of the location of Collateral.  Borrower shall mark Borrower's ledger cards, books of account and other records relating to Collateral with appropriate notations satisfactory to Lender disclosing that they are subject to Lender's security interest.  All records, ledger sheets, correspondence, invoices, delivery receipts, documents and instruments relating to Collateral shall be delivered to Lender, and until delivered to Lender, be kept by Borrower, without cost to Lender, in appropriate containers and in safe places at the same locations as they were located at the time this Agreement is entered into and shall bear suitable legends identifying them as being under Lender's dominion and control.  Lender shall at all reasonable times have full access to and the right to audit any and all of Borrower's books and records, including but not limited to books and records pertaining to Collateral and including all files and correspondence with creditors and customers and to confirm and verify the amounts owing on Receivables and the value and collectibility of other Collateral and to do whatever else Lender reasonably may deem necessary to protect its interest.

                                    (c)        Borrower hereby irrevocably authorizes and directs all accountants and auditors employed or engaged by Borrower at any time during the term of this Agreement and all data processing centers or other persons holding materials herein mentioned relating to Borrower to exhibit to Lender and to deliver to it copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in their possession, or data processing cards, disks, tapes, programs, tabulating runs, or similar material and to disclose to Lender any information they may have concerning Borrower's financial status and business operations, whether relating to Receivables or otherwise, and authorizes Lender to rely thereon.  Borrower will at the request of Lender execute confirmatory letters of direction in accordance with this paragraph.

                                    (d)        Borrower shall furnish confirmatory assignments and schedules of Collateral to Lender with each transmittal of Collateral at the time the initial Revolving Loan is made hereunder and from time to time thereafter, or as requested by Lender, in form and substance satisfactory to Lender, confirming Lender's continuing security interest in all present and future Collateral owned by Borrower, and together with each such confirmatory assignment and schedule to deliver to Lender the original consumer obligations, consumer contracts, revolving credit obligations, notes, chattel paper, evidences of indebtedness, leases, mortgages, certificates of title and such other instruments, contracts and documents evidencing, constituting or relating to Collateral or any security therefor as Lender may request, all of which shall bear or be accompanied by such endorsements, signatures, transfers or specific assignments as Lender shall require.  Lender or any of Lender's agents or employees may, in the name and on behalf of Borrower execute any missing endorsements, signature, transfer or assignment or correct any defects therein, and Borrower hereby appoints Lender and any of its agents or employees as attorneys-in-fact for Borrower to do any of the foregoing.  To the extent such information is not otherwise known or available to Lender, Borrower agrees to furnish to Lender from time to time such reports in such detail and in such form as is satisfactory to Lender showing the amount of the outstanding Collateral, the amounts collected thereon, and such other information relating to Collateral as Lender may require.  Borrower agrees to cause each of its present and future subsidiaries, if any, to execute such confirmatory assignments and schedules and to deliver such instruments and to furnish such reports relating to any and all Collateral in the same manner and with the same frequency as is required of Borrower under this Agreement.

                                    (e)        Borrower agrees to furnish to Lender the following:

                                                (i)         Annual Financial Statements.   As soon as delivered to any other creditor or regulatory body, but in no event later than one hundred twenty (120) days after the end of each fiscal year, its balance sheet as at the end of such year, and its statement of income and retained earnings for such fiscal year, all in reasonable detail, all prepared in accordance with generally accepted accounting principles consistently applied, and all audited by independent certified public accountants whose opinion thereon shall be unqualified.  The certified public accountants shall be of recognized standing selected by Borrower and satisfactory to Lender.

                                                (ii)        Omitted.

                                                (iii)       Quarterly Financial Statements.   As soon as delivered to any other creditor or regulatory body, but in no event later than sixty

(60) days after the end of each of its first and third fiscal quarters, its balance sheet as at the end of each such period and its cumulative statement of income for the applicable three or nine month period ended on the date of such balance sheet, all in reasonable detail, all prepared in accordance with generally accepted accounting principles consistently applied, compiled by independent certified public accountants and certified by Borrower's chief executive and chief financial officers.  The certified public accountants shall be of recognized standing selected by Borrower and satisfactory to Lender.

                                                (iv)       Monthly Financial Statements.   As soon as delivered to any other creditor or regulatory body, but in no event later than thirty (30) days after the end of each month except those months which are the last months of the fiscal periods referred to in (i) through (iii) above, its balance sheet as at the end of such month and its cumulative statement of income and retained earnings for the period beginning on the first of its fiscal and ended on the date of such balance sheet, all in reasonable detail and certified by Borrower's chief executive and chief financial officers.

                        4.6       Collections.

                                    (a)        Borrower will render such assistance to Lender in billing Account Debtors, as set forth in section 1.5(a) above as Lender shall request.  Lender may send letters to Account Debtors who default on payments and shall forward any communications received from Account Debtors to Borrower, but except as set forth in section 6.2 below, Borrower will at its own cost and expense adjust all claims and disputes with Account Debtors.

                                    (b)        All collections from Receivables shall be remitted directly to Lender.  Any remittance received by Borrower from Account Debtors shall be presumed to constitute collections on Receivables, shall be subject to the security interest granted to Lender hereunder, and shall be remitted by Borrower to Lender in the form received by Borrower.  All amounts remitted on Receivables shall be credited to Borrower's current account with Lender.  No check, draft or other instrument received by Lender shall constitute payment to Lender unless and until such instrument has actually been collected and credited as collected to Lender's account.  At Lender's option, up to three business days shall be allowed subsequent to receipt of remittance checks of Account Debtors or Borrower to permit bank clearance and collection of such checks before the amount thereof shall be deemed collected by Lender.  Lender shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver in Lender's name or in the name of Borrower any and all checks, notes, drafts and other instruments for the payment of money which may at any time be delivered to or otherwise received by Lender.

Borrower hereby authorizes Lender to affix, by facsimile signature or otherwise, the general or special endorsement of Borrower, in such manner as Lender shall deem advisable, to any such check, note, draft or other instrument in the event the same has been delivered to Lender without appropriate endorsement, and Lender and any bank in which Lender may deposit any such instrument is hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Borrower to the same extent as though it were manually executed by the duly authorized officer of Borrower, regardless of whom or under what circumstances or by what authority such facsimile signature or other endorsement is actually affixed, without duty of inquiry or responsibility as to such matters, and Borrower and each guarantor of Borrower and endorser of the Obligations hereby waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

                        4.7       Omitted.

                        4.8       Condition of Collateral; No Liens.   Borrower shall maintain all Collateral in good condition and repair at all times, preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any liens and encumbrances whatsoever, except those liens and encumbrances created pursuant hereto or disclosed herein.

                        4.9       Payment of Proceeds.   Borrower shall forthwith upon receipt of all proceeds of Collateral, pay such proceeds over to Lender, and such proceeds shall thereupon be credited to Borrower's account with Lender.

                        4.10     Further Assurances.   Borrower shall at any time or from time to time upon request of Lender, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effectuate more fully the purposes of this Agreement, the Relevant Documents and any other instruments, documents and agreements which shall be executed simultaneously herewith, or which may hereafter be executed by Borrower with regard to the transactions contemplated hereby.

                        4.11     Pay Legal Fees and Expenses.   Borrower shall pay to Lender, upon demand, together with interest at the rate set forth in Section 1.2 hereof, from the date when incurred or advanced by Lender until repaid by Borrower all costs, expenses or other sums incurred or advanced by Lender (including legal fees and disbursements) to preserve, collect, protect its interest in or realize on the Collateral, and to enforce Lender's rights as against Borrower, any Account Debtor, or guarantor of Borrower, or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement or the Relevant Documents including without limitation legal fees, expenses and disbursements and those expenses referred to in Sections 6.5, 6.7 and 8.5 hereof.  All such expenses, costs and other sums shall be deemed Obligations secured by the Collateral.

                        4.12     Records.   Borrower shall at all times keep accurate and complete records of the Collateral and the status of each Receivable.

                        4.13     Delivery of Documents.   If any proceeds of Receivables shall include or any Receivable shall be evidenced by notes, trade acceptances or instruments or documents, or if any Collateral is covered by documents of title or chattel paper, whether or not negotiable, Borrower shall immediately deliver them to Lender appropriately endorsed.  Borrower waives protest regardless of the form of the endorsement.  If Borrower fails to endorse any instrument or document, Lender is authorized to endorse the same on Borrowers behalf.

                        4.14     United States Contract.   If any Receivables arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Lender and execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act or other applicable law.

            5.         NEGATIVE COVENANTS

                        Until the termination of this Agreement or payment in full of all Obligations, Borrower covenants and agrees that it will not:

                        5.1       No Consolidation, Merger, Acquisition. Consolidate with, merge with, be acquired by, or acquire the stock or assets of any person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise.

                        5.2       Disposition of Assets or Collateral.  Sell, lease, transfer, convey or otherwise dispose of any or all of its assets or Collateral, other than the sale or lease of goods in the ordinary course of business.

                        5.3       Other Liens.  Incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on the Collateral or any of its assets, whether now owned or hereafter created or acquired, except (a) liens for taxes not delinquent; (b) those liens in favor of Lender created by this Agreement and Relevant Documents; and (c) those liens existing on the date hereof and as set forth on Schedule 5 annexed hereto and made part hereof.

                        5.4       Other Liabilities.   Incur, create, assume or permit to exist any indebtedness or liability on account of borrowed money, the deferred purchase price of property, or leases except (a) Obligations to Lender; (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing; or (c) those liabilities existing on the date hereof and appearing in financial statements of Borrower delivered to Lender.

                        5.5       Loans.   Except as otherwise allowed herein Borrower shall not make loans to any person, firm or entity.

                        5.6       Guaranties.   Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm or entity except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions with Lender in the ordinary course of business; or (b) contingent obligations under letters of credit entered into in the ordinary course of business for the purchase of merchandise for resale by Borrower.

                        5.7       Remove Collateral.   Except as otherwise provided in this Agreement, remove, or cause or permit to be removed, without Lender's prior written consent, any Collateral or assets of Borrower from those premises set forth on Schedule 2 annexed hereto and made part hereof except in the ordinary course of business.

                        5.8       Transfers of Notes or Receivables.   Sell, assign, transfer, discount or otherwise dispose of any Receivable or any promissory note payable to it with or without recourse, except for collection with Lender in the ordinary course of business.

                        5.9       Dividends and Distributions.   It will not purchase, redeem or otherwise acquire for value any shareholder or partnership interests of Borrower or return any capital to the shareholders or partners of Borrower and during the term of this Agreement, Borrower will not pay dividends to shareholders or make distributions of profits to partners of Borrower.

                        5.10     Modification of Documents.   Change, alter or modify, or permit any change, alteration or modification of its certificate of incorporation, by-laws, partnership agreement or other governing documents without Lender's prior written consent.

                        5.11     Change Business.   Change or alter the nature of its business.

                        5.12     Settlements.   Compromise, settle or adjust any claims in a material amount relating to any of the Collateral, without the prior written consent of Lender.

                        5.13     Legal Status.

                                    (a)        Without providing at least 30 days written notice to Lender, Borrower will not change its name, its place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number if it has one.

                                    (b)        If Borrower does not have an organizational identification number and later obtains one, Borrower shall forthwith notify Lender of such organizational identification number.

                                    (c)        Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

            6.         MISCELLANEOUS RIGHTS AND DUTIES OF LENDER

                        6.1       Charges Against Credit Or Deposit Balances.   Lender, without demand and acting in its sole and absolute discretion, in each instance, may charge and withdraw from any credit or deposit balance which Borrower may then have with Lender or with any affiliate of Lender, any amount which shall become due from Borrower to Lender under this Agreement.  Lender, within a reasonable time thereafter, shall advise Borrower of each such charge.

                        6.2       Collections; Modification of Terms.   Lender may, in its sole and absolute discretion and at any time, demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for, or make any compromises with respect to any Collateral it deems desirable including without limitation extending the time of payment, arranging for payment in installments, or otherwise modifying the terms with respect to payment or rights with respect to the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted hereunder.

                        6.3       Notification of Account Debtors.   At any time, whether or not an Event of Default (as hereinafter defined) has occurred or is continuing, Lender, if it has not already done so, may notify the Account Debtors or obligors on any of the Collateral to make payment directly to Lender, and Lender may endorse all items of payment received by it which are payable to Borrower.  Borrower, at the request of Lender, shall notify the Account Debtors or other obligors of Lender's security interest in the Collateral.

                        6.4       Uniform Commercial Code.   At all times during the term of this Agreement or until all sums due hereunder have been paid, and whether or not an Event of Default has occurred or is continuing, Lender shall be entitled to all the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in New York, as the same may be amended from time to time.

                        6.5       Preservation of Collateral.   At all times during the term of this Agreement or until all sums due hereunder have been paid, and whether or not an Event of Default has occurred or is continuing, Lender may take any and all action which in its sole and absolute discretion is necessary or proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower which might, in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, purchase insurance on the Collateral, repair the Collateral, or pay taxes or assessments thereon, and the sums so expended by Lender shall be secured by the Collateral, shall constitute a portion of the Obligations and shall be payable on demand with interest at the rate set forth in Section 1.2 hereof from the date expended by Lender until repaid by Borrower.

                        6.6       Mails.   Lender is authorized to (and Borrower shall, upon request of Lender) notify the postal authorities to deliver all mail, correspondence or parcels addressed to Borrower to Lender at such address as Lender may direct.  Lender will return to Borrower mail received by it that does not represent collections of Receivables or matters relating to Collateral after Lender has examined same.

                        6.7       Lender's Right to Cure.   In the event Borrower shall fail to perform any of its obligations hereunder or under any of the Relevant Documents, then Lender, in addition to all of its rights and remedies hereunder, may perform the same at the cost and expense, or for the account, of Borrower, but shall not be obligated to do so. In any such event, Borrower shall promptly reimburse Lender together with interest at the rate set forth in Section 1.2 hereof from the date such sums are expended until repaid by Borrower.

                        6.8       Test Verifications.   Lender shall have the right to make test verifications of any and all Collateral in any manner and through any medium Lender considers advisable, and Borrower shall render any necessary assistance to Lender in such regard.

                        6.9       Power of Attorney.   Borrower hereby irrevocably appoints Lender as its lawful attorney and agent in fact to execute financing statements and other documents and agreements as Lender may deem necessary for the purpose of perfecting any security interests, mortgages or liens under any applicable law.  Further, Lender is hereby authorized to file on behalf of Borrower, in its name, and at its expense, such financing statements, documents or agreements in any appropriate governmental office.  Lender shall give Borrower notice of any filing made hereunder.  Borrower hereby grants a power of attorney to Lender to endorse Borrower's name on checks, notes, acceptances, drafts and any other instruments requiring Borrower's endorsement, to change the address where Borrower's mail pertaining to the collection and administration of Collateral should be sent and to open all such mail and to do such other acts and things necessary to effectuate the purposes of this Agreement.  All acts by Lender, its agents, employees, and attorneys are hereby ratified and approved, and neither Lender, nor its agents, employees, and attorneys, shall be liable for any acts of omission or commission, or for any error of judgment or mistake.  Borrower hereby grants a power of attorney to Lender to file proofs of loss respecting the Collateral with the appropriate insurers and to endorse any checks or drafts constituting insurance proceeds.  The powers of attorney granted to Lender in this Agreement are coupled with an interest and are irrevocable so long as this Agreement is in force.  Lender will provide Borrower with copies of any documentation which Lender creates or files hereunder.

                        6.10     Omitted.

            7.         DEFAULT.

                        The occurrence of any of the following shall constitute an event of default ("Event of Default"):

                        7.1       Failure to Pay.   Failure to pay any Obligation or part thereof, including any installment of principal or interest or other charges due and owing to Lender when due;

                        7.2       Failure to Perform.    Failure to perform or abide by any covenant contained in this Agreement or the Relevant Documents;

                        7.3       Cross Default; Default on Other Debt.   The occurrence of any default on any other obligation or indebtedness of Borrower or any guarantor of

Borrower to any third parties so that the holder of such obligation or indebtedness declares such obligation or indebtedness due prior to its date of maturity;

                        7.4       False Representation or Warranty.   Borrower shall have made any representation or warranty in this Agreement, the Relevant Documents, or in any document or certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made or thereafter;

                        7.5       Petition By or Against Borrower.   Borrower ceases to do business as a going concern or makes an assignment for the benefit of creditors, or any proceeding shall have been commenced by or against Borrower under any bankruptcy law or any amendment thereto (including without limitation a petition for reorganization, arrangement or extension) or under any other insolvency laws providing for the relief of debtors, or Borrower shall be adjudicated bankrupt, insolvent or in need of any relief provided to debtors by any court, or if a meeting of Borrower's creditors shall have been called;

                        7.6       Appointment of Receiver.   A receiver, custodian, trustee, conservator or liquidator is appointed for Borrower, or all or a substantial part of its assets;

                        7.7       Judgments; Levies.    If any final judgment or judgments (except those covered by insurance), or any levy, sequestration, or attachment, which in the aggregate exceed $5,000.00, against Borrower or its property, remains unpaid, undischarged, unsatisfied, unbonded or undismissed;

                        7.8       Change in Condition.   There occurs any change in the condition or affairs, financial or otherwise, of Borrower or of any endorser, guarantor of Borrower or surety for the liability of Borrower to Lender which in the opinion of Lender impairs Lender's security or increases its risk;

                        7.9       Change in Ownership.   At any time fifty-one percent (51%) or more of the beneficial ownership or voting control of Borrower shall be acquired by any individual or entity other than Dean Antonis;

                        7.10     Change in Management.   The termination of managerial control and/or responsibility by Dean Antonis;

                        7.11     Insecurity.   At any time Lender deems itself insecure;

                        7.12     Liquidation or Dissolution.   The liquidation and/or dissolution of Borrower.

            8.         REMEDIES.

                        8.1       Acceleration; Right To Proceed Against Collateral.

                                    (a)        Upon notice by Lender of the occurrence of an Event of Default, the total amount (the "Default Amount") of (i) the aggregate amount of the unpaid balance of principal and interest of the Revolving Loan and all other sums which are then due and unpaid; and (ii) any other amount of principal and interest remaining to be repaid on all Obligations together with interest on the Default Amount at the rate provided for in Subsection 1.2 hereof, from said occurrence until paid in full shall, at the option of Lender, become immediately due and payable without further notice or demand; and

                                    (b)        Borrower shall, at its expense, promptly deliver any or all Collateral not otherwise in the possession or control of Lender to such place as Lender may designate.  In addition, and not as an alternative to the preceding sentence, Lender shall have the right to enter upon the premises where the Collateral is located and (a) utilize any premises owned or leased by Borrower for the purpose of selling the Collateral, or (b) take immediate possession of and remove the Collateral, all without liability to Borrower except such as is occasioned by the gross negligence of Lender, its employees or agents.  Lender may sell, or cause to be sold, on Borrower's premises or elsewhere, any or all of the Collateral in one or more public or private sales or other dispositions, on such terms and at such price as Lender may deem advisable, for cash or on credit, for immediate or future delivery, in bulk or in parcels, without assumption of any credit risk, without demand of performance (which demand is hereby expressly waived), all on three (3) days notice to Borrower (if any notice is required by law) of any public sale or the time after which a private sale or other disposition may be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition, and in connection therewith Lender may grant options and may impose reasonable conditions thereon, and the purchasers of any Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of any kind, including any equity of redemption of Borrower (any such equity being hereby expressly waived and released), and Lender or any of its nominees or agents may buy the Collateral at any public sale.  Lender may also elect to retain the Collateral or any part thereof and may apply the proceeds from the liquidation of the Collateral to Borrower's Obligations.  The proceeds, if any, of any such sale or liquidation by Lender shall be applied:  First, to the payment of all fees and expenses incurred by

Lender as a result of such Event of Default, including without limitation any legal fees and expenses incurred in obtaining possession of the Collateral, preparing the Collateral for sale or lease, and selling and/or liquidating it; Second, to pay the Default Amount to the extent not previously paid by Borrower; and Third, to pay any excess remaining thereafter to Borrower.  Borrower agrees that any action taken by Lender in accordance with this section 8.1(b) shall be deemed to be commercially reasonable.

                                    (c)        In addition to and notwithstanding any other rights granted by law or this Agreement (or any limitations contained in this Agreement on any such rights), Lender shall have the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code, as amended, of the State of New York.

                        8.2       Set-Offs.

                                    (a)        Upon the occurrence of an Event of Default, Lender shall have the right, immediately and without notice or other action to set-off against any Obligations any money owed by Lender (or any affiliate of Lender) in any capacity to Borrower, including, without limitation money in any credit or deposit account, whether or not then due, and Lender shall deemed to have exercised such right of set off and to have made a charge against any such money immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto.

                                    (b)        If other lenders, including without limitation, affiliates of Lender, have participated with Lender with respect to loans to Borrower pursuant to the terms hereof, then, Borrower hereby authorizes such other participating lenders, upon the occurrence of an Event of Default, immediately and without notice or other action, at the request of Lender, to set off against any of Borrower's liabilities to Lender any money owed by such participating lenders in any capacity to Borrower, whether or not due, and to remit the monies set-off to Lender.

                        8.3       Cumulative Remedies; Waivers.   No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity.  No express or implied waiver by Lender of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default.  The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right provided herein.  The Events of Default and remedies provided herein are in addition to and are not restrictive of and shall be in addition to any and all other rights and remedies of Lender provided under the Uniform Commercial Code, as amended, or other applicable law.

                        8.4       Waive Jury Trial   Lender and Borrower hereby waive all right to a trial by jury in any litigation relating to this Agreement, the Relevant Documents or other agreements or instruments between them.

                        8.5       Costs and Expenses.   Borrower shall be liable for all costs, charges and expenses, including in-house and outside attorneys' fees incurred by Lender by reason of the occurrence of any Event of Default or the exercise of Lender's remedies with respect thereto.

                        8.6       No Marshaling.   Lender shall be under no obligation whatsoever to proceed first against any of the Collateral before proceeding against any other of the Collateral.  It is expressly understood and agreed that all of the Collateral stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral in any order, or simultaneously, as in its sole and absolute discretion it shall determine.  It is further understood and agreed that Lender shall have the right, as it in its sole and absolute discretion shall determine to sell any or all of the Collateral in any order or simultaneously.

            9.         WAIVERS, CONSENTS

                        9.1       Waivers.   Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral.

                        9.2       Consents.   Borrower consents:

                                    (a)        To any extension, postponement of time of payment, indulgence or to any substitution, exchange or release of Collateral.

                                    (b)        To the addition or release of any party or persons primarily or secondarily liable, or acceptance of partial payments due with respect to Collateral and the settlement, compromising or adjustment of the Obligations hereunder.

            10.       SURVIVAL

                        All representations and warranties made herein or in any certificate or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and said certificates or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitation to the contrary notwithstanding.  Lender's knowledge or notice of facts or circumstances that would render any representation or warranty untrue or misleading shall not discharge Borrower from liability arising by reason of such misrepresentation or breach of warranty.

            11.       EFFECT OF HOLIDAY

                        If any payment pursuant to this Agreement or the Relevant Documents becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding banking day.

            12.       NOTICES

                        12.1     Written, Effective Date.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by registered or certified mail, return receipt requested, overnight delivery service such as Federal Express, or hand delivery.

                        12.2     To Lender.

                                    Notices to Lender shall be directed to:

                                                OAK ROCK FINANCIAL, LLC
                                                3900 Veterans Highway
                                                Bohemia, New York 11716

                        12.3     To Borrower.

                                    Notices of Borrower shall be directed to:

                                                ADVANCED CELLULAR TECHNOLOGY, INC.
                                                255 Shoreline Blvd., Suite 100
                                                Redwood City, CA 94065

            13.       TERMINATION OF AGREEMENT

                        13.1     Upon the effective date of termination of this Agreement, all Obligations shall be due and payable by Borrower to Lender.

                        13.2     Termination By Lender.   Lender shall have the right, at any time, in its sole and absolute discretion, to terminate this Agreement.

                        13.3     Termination By Borrower.

                                    (a)        Borrower may terminate this Agreement, without penalty, upon any anniversary date of the execution hereof by giving Lender no less than sixty (60) days prior written notice.  This Agreement shall terminate upon the anniversary date if and only if Borrower has on the anniversary date paid to Lender in full all of the Obligations.

                                    (b)        Notwithstanding the provisions of Subsection (a) hereof, Borrower may terminate this Agreement at any time upon:

                                                (i)         giving sixty (60) days prior written notice to Lender of its intention to do so; and

                                                (ii)        paying to Lender, in full all of Borrower's Obligations; and

                                                (iii)       paying to Lender, as liquidated damages, an amount equal to six (6) times the average monthly interest owed by Borrower to Lender on the Obligations during the Twelve (12) month period immediately preceding Borrower's notice.  The average monthly interest computation shall exclude any month for which no interest is owed by Borrower to Lender.

                                    (c)        For purposes of Subsection (b) hereof, Lender may, at its option, deem this agreement terminated by Borrower if, (i) within a ninety day period, more than 50% of the average of the preceding six month's balances of Borrower's Obligations to Lender are repaid, without Lender's express written consent, from funds arising from sources other than payments made directly by Account Debtors or other obligors on their respective obligations included in the Collateral; or (ii) there has occurred an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default hereunder, the occurrence of which would permit Lender to exercise any of its remedies under Section 8 of this Agreement (without regard to whether such remedies have been exercised).

                                    (d)        Liquidated damages payable under Subsection (c) shall be an amount equal to six (6) times the average monthly interest owed by Borrower to Lender on the Obligations during the Twelve (12) month period, excluding any month for which no interest is owed by Borrower to Lender, immediately preceding the first day of the ninety day period under Subsection (c)(i) or the date of occurrence under Subsection (c)(ii).  The average monthly interest calculation shall not exclude any month for which interest would have been owed by Borrower to Lender but for Borrower's acts that caused termination hereunder.

                        13.4     Rights Upon Termination.   Notwithstanding Lender's termination of this Agreement as herein provided, Lender's security interest, rights and remedies herein set forth shall remain in full force and effect until all of Borrower's Obligations to Lender are paid in full.  Upon full payment of all Obligations and termination of this Agreement, Lender shall, upon request of Borrower, reassign all Receivables to Borrower without recourse and without warranties express or implied.

            14.       AMENDMENTS AND MISCELLANEOUS

                        14.1     Amendments.   The terms of this Agreement shall not be waived, altered, modified, amended, or supplemented in any manner whatsoever except by a written instrument signed by Lender and Borrower.

                        14.2     Assignment.   This Agreement and all rights of Lender hereunder shall be assignable by Lender without Borrower's consent.  Without the prior written consent of Lender, Borrower shall not assign this Agreement or its obligations hereunder.

                        14.3     Binding on Successors.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                        14.4     Invalidity.   Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                        14.5     Gender.   Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

                        14.6     Joint Borrowers.   If more than one entity executes this Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall mean each entity and each entity shall be jointly and severally liable as Borrower for the Obligation as defined herein without regard to which entity receives the proceeds of the loans and advances made hereunder.  Each such entity hereby acknowledges that it expects to derive economic advantages from each such loan or advance made hereunder.

                        14.7     Cross Default/Cross Collateral.   All other agreements between Borrower and Lender and/or any of Lender's affiliates are hereby amended so that (a) a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement; and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements with Lender and/or its affiliates and the collateral pledged under any other agreement with Lender and/or its affiliates  secures the Obligations under this Agreement.

                        14.8     Expenses of Lender.   Borrower agrees to pay all costs and expenses of Lender in connection with the preparation, execution, delivery, and administration of this Agreement and other instruments and documents to be executed contemporaneously herewith.

                        14.9     Section and Paragraph Headings.   Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

                        14.10   Law.   This Agreement together with all assignments made hereunder shall be deemed made in New York and subject to the laws of the State of New York and Borrower consents to the jurisdiction of any State or Federal Court located within the State of New York, and if Borrower is now, or in the future becomes, a non-resident of the State of New York, Borrower hereby waives personal service of any and all process and consents that all such service of process shall be made by certified or registered mail, return receipt requested, directed to Borrower at its address appearing on the records of Lender and service so made shall be complete ten (10) days after the same has been posted as aforesaid.

                        IN WITNESS WHEREOF, the undersigned have caused these presents to be executed the day and year first above written.

BORROWER	ADVANCED CELLULAR TECHNOLOGY, INC.

BY: ___________________________
Dean Antonis, President

LENDER	OAK ROCK FINANCIAL, LLC

BY: ___________________________
John P Murphy, President

Schedule 1

            Most recent financial statements delivered by Borrower to Lender:

Schedule 2

Location of Collateral

            All Collateral of Borrower, unless and until such Collateral is transferred to Lender's possession, is to be maintained at Borrower's places of business located at:

                                                            255 Shoreline Blvd., Suite 100
                                                            Redwood City, CA 94065

Schedule 3

Other Items

None

Schedule 4

Names and Locations of Offices

Other names under which Borrower conducts business:

Gateway Acceptance

Locations where Borrower maintains Books and Records:

255 Shoreline Blvd., Suite 100 Redwood City, CA 94065

Locations where Borrower conducts business or operations:

255 Shoreline Blvd., Suite 100 Redwood City, CA 94065

Schedule 5

Financing Statements

Existing financing statements on file against Borrower naming the following secured parties:

None

Amendment No. 1

Oak Rock Financial, LLC
3900 Veterans Highway, Suite 351
Bohemia, NY 11716

December 11, 2003

Mr. Dean Antonis
Advanced Cellular Technology, Inc.
d/b/a Gateway Acceptance and
d/b/a Auto Underwriters of America
225 Shoreline Blvd., Suite 100
Redwood City, CA 94065.

            Re: Loan, Security and Service Agreement dated March 31, 2003

Dear Mr. Antonis:

This letter shall serve to amend the Loan, Security and Service Agreement (the “Agreement”) referred to above to include the terms and conditions of an additional Special Purpose Loan (the “SP Loan”) by Oak Rock Financial, LLC (“Lender”) to Advanced Cellular Technology, Inc. (“Borrower”) as follows:

SP Loan Amount:	$2,237,687.40

Interest Rate:	12% per annum

Commitment
Fee:	$150,000.00

Facility Fee:	$150,000.00

Payment Terms:

Borrower shall remit to Lender, on a weekly basis, the “Net Proceeds” from the liquidation of installment accounts acquired by Borrower from Concord Cars of Texas, Inc. pursuant to a purchase agreement dated December 9, 2003.  “Net Proceeds” are defined as the total collections of any nature on such installment accounts reduced by the amount necessary to fund up to $15,000.00 per month of actual expenses incurred by Borrower to effect such collections.

Borrower’s remittances shall be applied first to interest owed to Lender on the SP Loan, then to the principal balance due on the SP Loan until the SP Loan is paid in full.  Thereafter, Borrower shall remit to Lender an amount equal to 25% of the Net Proceeds which remittances shall be applied to the Commitment and Facility Fees due to Lender until such fees are paid in full.  The amounts due on the Commitment and Facility Fees shall be limited to the greater of the amounts set forth herein or an amount equal to 25% of the Net Proceeds collected in excess of the aggregate amount necessary to repay the SP Loan and interest thereon.  In the event that the Net proceeds referred to herein are insufficient to repay the SP Loan and interest thereon, Lender may at its option combine the unpaid balance of the SP Loan with the amount outstanding on the Revolving Loan due under this Agreement.

All other terms of the Agreement shall remain unchanged.

Please signify your agreement to the foregoing by executing the enclosed copies of this letter and returning it to us.

Very truly yours,

Oak Rock Financial, LLC

By:
        John P. Murphy

Agreed To And Accepted:

Advanced Cellular Technology, Inc.

By:
        Dean Antonis, President

Amendment No. 2

Oak Rock Financial, LLC
3900 Veterans Highway, Suite 351
Bohemia, NY 11716

January 15, 2004

Mr. Dean Antonis
Advanced Cellular Technology, Inc.
d/b/a Gateway Acceptance and
d/b/a Auto Underwriters of America
225 Shoreline Blvd., Suite 100
Redwood City, CA 94065.

            Re: Loan, Security and Service Agreement dated March 31, 2003 as amended

Dear Mr. Antonis:

This letter shall serve to amend the Loan, Security and Service Agreement (the “Agreement”) referred to above as follows:

            The Advance Limit set forth in Paragraph 1.1(b)(i) is hereby increased from One Million Dollars ($1,000,000.00) to Two Million dollars ($2,000,000.00).

All other terms of the Agreement shall remain unchanged.

Please signify your agreement to the foregoing by executing the enclosed copies of this letter and returning it to us.

Very truly yours,

Oak Rock Financial, LLC

By:
        John P. Murphy

Agreed To And Accepted:

Advanced Cellular Technology, Inc.

By:
        Dean Antonis, President

Amendment No. 3

Oak Rock Financial, LLC
3900 Veterans Highway, Suite 351
Bohemia, NY 11716

March 24, 2004

Mr. Dean Antonis
Advanced Cellular Technology, Inc.
d/b/a Gateway Acceptance and
d/b/a Auto Underwriters of America
2755 Campus Drive, Suite 155
San Mateo, CA 94403.

            Re: Loan, Security and Service Agreement dated March 31, 2003 as amended

Dear Mr. Antonis:

This letter shall serve to amend the Loan, Security and Service Agreement (the “Agreement”) referred to above to include the terms and conditions of an additional Special Purpose Loan (the “SP Loan”) by Oak Rock Financial, LLC (“Lender”) to Advanced Cellular Technology, Inc. (“Borrower”) as follows:

SP Loan Amount:	$2,200,000.00

Interest Rate:	12% per annum

Term:	2 Years

Maturity Date:	March 24, 2006

Payment Terms:

Borrower shall remit to Lender, on a weekly basis, the “Net Proceeds” from the liquidation of installment accounts acquired by Borrower from Advantage Auto Plex, Inc. and TAB Enterprises, Inc. pursuant to a purchase agreement executed in March 2004.  “Net Proceeds” are defined as the total collections of any nature on such installment accounts reduced by the amount necessary to fund up to $15,000.00 per month of actual expenses incurred by Borrower to effect such collections.  Borrower’s remittances shall be applied first to interest owed to Lender on the SP Loan, then to the principal balance due on the SP Loan until the SP Loan is paid in full.  In the event that the Net proceeds referred to herein are insufficient to repay the SP Loan and interest thereon during the Term of the SP Loan, the principal balance and any interest accrued thereon shall become due and payable by Borrower on the Maturity Date indicated herein.  Lender may, at its option, combine the unpaid balance of the SP Loan with the amount outstanding on the Revolving Loan due under the Agreement.

All other terms of the Agreement shall remain unchanged.

Please signify your agreement to the foregoing by executing the enclosed copies of this letter and returning it to us.

Very truly yours,

Oak Rock Financial, LLC

By:
        John P. Murphy

Agreed To And Accepted:

Advanced Cellular Technology, Inc.

By:
       Dean Antonis, President

Amendment No. 4

Oak Rock Financial, LLC
3900 Veterans Highway, Suite 351
Bohemia, NY 11716

March 24, 2004

Mr. Dean Antonis
Advanced Cellular Technology, Inc.
d/b/a Gateway Acceptance and
d/b/a Auto Underwriters of America
2755 Campus Drive, Suite 155
San Mateo, CA 94403.

            Re: Loan, Security and Service Agreement dated March 31, 2003 as amended

Dear Mr. Antonis:

This letter shall serve to amend the Loan, Security and Service Agreement (the “Agreement”) referred to above to provide for the payment by Advanced Cellular Technology, Inc. (the “Borrower”) of the Commitment and Facility Fees (the “Fees”) described and enumerated herein.  Borrower acknowledges that such Fees represent consideration to Oak Rock Financial, LLC (the “Lender”) for Lender’s commitment to provide a Special Purpose Loan (the “SP Loan”) to Borrower for Borrower’s acquisition of a portfolio of installment accounts from Advantage Auto Plex, Inc. and TAB Enterprises, Inc. and for Lender’s assistance in negotiating such acquisition.  The amounts and the payment terms of the Fees are as follows:

Commitment
Fee:	$150,000.00

Facility Fee:	$150,000.00

Payment Terms:

Upon payment in full by Borrower of the principal and interest due on the SP Loan, Borrower shall remit to Lender, on a weekly basis, an amount equal to 25% of the “Net Proceeds”’ as defined herein, which remittances shall be applied to the Commitment and Facility Fees due to Lender until such fees are paid in full.  The amounts due on the Commitment and

Facility Fees shall be limited to the greater of the amounts set forth herein or an amount equal to 25% of the Net Proceeds collected in excess of the aggregate amount necessary to repay the SP Loan and interest thereon.  During the 24 month period ending March 24, 2006, “Net Proceeds” are defined as the total collections of any nature from the liquidation of the installment accounts purchased with the SP Loan proceeds reduced by the amount necessary to fund up to $15,000.00 per month of actual expenses incurred by Borrower to effect such collections.  Thereafter, “Net Proceeds” are defined as the total collections of any nature from the liquidation of such installment accounts

All other terms of the Agreement shall remain unchanged.

Please signify your agreement to the foregoing by executing the enclosed copies of this letter and returning it to us.

Very truly yours,

Oak Rock Financial, LLC

By:
       John P. Murphy

Agreed To And Accepted:

Advanced Cellular Technology, Inc.

By:
     Dean Antonis, President

Amendment No. 5

Oak Rock Financial, LLC
3900 Veterans Highway, Suite 351
Bohemia, NY 11716

January 7, 2005

Mr. Dean Antonis
Auto Underwriters of America, Inc.
2755 Campus Drive, Suite 155
San Mateo, CA 94403.

            Re: Loan, Security and Service Agreement dated March 31, 2003 as amended

Dear Mr. Antonis:

This letter shall serve to amend the Loan, Security and Service Agreement (the “Agreement”) referred to above as follows:

            The Advance Limit set forth in Paragraph 1.1(b)(i) is hereby increased from Two Million Dollars ($2,000,000.00) to Seven Million dollars
            7,000,000.00) inclusive of any amounts owed under Special Purpose
            Loans granted pursuant to this Agreement as amended.

All other terms of the Agreement shall remain unchanged.

Please signify your agreement to the foregoing by executing the enclosed copies of this letter and returning it to us.

Very truly yours,

Oak Rock Financial, LLC

By:
     John P. Murphy

Agreed To And Accepted:

Auto Underwriters of America, Inc.

By:
     Dean Antonis, President

Amendment No. 6

Oak Rock Financial, LLC
3900 Veterans Highway, Suite 351
Bohemia, NY 11716

June 1, 2005

Mr. Dean Antonis
Auto Underwriters of America, Inc.
2755 Campus Drive, Suite 155
San Mateo, CA 94403.

            Re: Loan, Security and Service Agreement dated March 31, 2003 as amended

Dear Mr. Antonis:

This letter shall serve to amend the Loan, Security and Service Agreement (the “Agreement”) referred to above as follows:

            The Advance Limit set forth in Paragraph 1.1(b)(i) is hereby increased from Seven Million Dollars ($7,000,000.00) to Eight Million Five Hundred Thousand
            Dollars ($8,500,000.00) inclusive of any amounts owed under Special Purpose Loans granted pursuant to this Agreement as amended.

All other terms of the Agreement shall remain unchanged.

Please signify your agreement to the foregoing by executing the enclosed copies of this letter and returning it to us.

Very truly yours,

Oak Rock Financial, LLC

By:
     John P. Murphy

Agreed To And Accepted:

Auto Underwriters of America, Inc.

By:
     Dean Antonis, President